March 1, 2000



Dear Delta Shareholders:

     On behalf of the Board of Directors, it is a pleasure to invite you to attend the 1999 Annual Meeting of Shareholders at 10:00 a.m. on Thursday, March 30, 2000 in Denver, Colorado at the
Company's corporate offices.

     Business matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of the Annual Meeting and Proxy Statement. Members of management will report on our operations, followed by a period for questions and discussion.

     We hope you can attend the meeting. Regardless of the number of shares you own, your vote is very important. Please ensure that your shares will be represented at the meeting by signing and returning your proxy now, even if you plan to attend the meeting.

     Thank you for your continued support.

                                         Sincerely,


                                          s/Aleron H. Larson, Jr.

                                          Aleron H. Larson, Jr.
                                          Chairman of the Board



            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         March 30, 2000

TO THE SHAREHOLDERS OF DELTA PETROLEUM CORPORATION:

    As a shareholder of Delta Petroleum Corporation, a Colorado corporation (the Company"), you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Company's corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, on Thursday, March 30, 2000 at 10:00 a.m. (local time) for the following purposes:

    1)   To elect four directors;

    2) To consider and vote upon the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending June 30, 2000; and

    3)   To  transact  such  other business as  may  be  properly
         brought   before   the  meeting  and  any   adjournments
         thereof.

    Shareholders of the Company of record at the close of business on February 25, 2000, are entitled to vote at the meeting and all adjournments thereof.

    A majority of the outstanding shares of Common Stock of the Company must be represented at the meeting to constitute a quorum. Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

    If you do not expect to attend the meeting in person, please complete, sign, date and return the accompanying proxy card in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.

                              By order of the Board of Directors


                                s/Aleron H. Larson, Jr.
                              Aleron H. Larson, Jr.
                              Chairman\Secretary
March 1, 2000




                        PROXY STATEMENT
                               OF
                  DELTA PETROLEUM CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS

                 TO BE HELD ON  MARCH 30, 2000

     This Proxy Statement is furnished in connection with the solicitation by our Board of Directors (our "Board" or our "Board of Directors") of Delta Petroleum Corporation ("us", "our" or "we") of proxies to be voted at our Annual Meeting of Shareholders (the "Annual Meeting") to be held on March 30, 2000 at our corporate offices, 555 17th Street, Suite 3310, Denver, Colorado 80202, at 10:00 a.m. M.S.T., and at any adjournment thereof. Each shareholder of record at the close of business on February 25, 2000 of shares of our Common Stock, par value $0.01 per share (the "Common Stock"), will be entitled to one vote for each share so held. As of January 5, 2000 there were 7,551,902 shares of Common Stock issued and outstanding.

     Shares represented by properly executed proxy cards received by us at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares so represented FOR (i) the election of the nominees for directors; and (ii) the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2000.

     As to any other business which may properly come before the meeting, the persons named on the proxy card will vote according to their judgement. The enclosed proxy may be revoked prior to the meeting by written notice to our Secretary at 555 17th Street, Suite 3310, Denver, Colorado 80202, or by written or oral notice to the Secretary at the Annual Meeting prior to being voted. This Proxy Statement and the enclosed proxy card are expected to be first sent to our shareholders on or about March 1, 2000.

     Votes cast in favor and against proposed actions (whether in person or by proxy) will be counted for us by our Secretary at the Meeting, but this count may be at least partially based upon information tabulated for us by our transfer agent or others. Abstentions and broker non-votes represented at the Meeting will be counted as being present for the purpose of determining whether or not a quorum is present, but will not be counted as votes for or against particular agenda items.

     If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

                     ELECTION OF DIRECTORS
                   (Proposal 1 of the Proxy)

     Our Directors are elected annually by the shareholders to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. Our bylaws provide that the number of directors comprising the whole Board shall from time to time be fixed and determined by resolution adopted by our Board of Directors. Our Board has established the size of the Board for the ensuing year at four directors. Accordingly, our Board is recommending that our four current directors be re-elected. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by our Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. We have no reason to expect that any nominee will become unavailable. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of directors.

     At   the   Annual  Meeting,  the  shares  of  Common   Stock
represented by proxies will be voted in favor of the election of the nominees named below unless otherwise directed.

     We recommend a vote for these nominees.

          NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
                   UNTIL NEXT ANNUAL MEETING

     The following information with respect to Directors and Executive Officers is furnished pursuant to Item 401(a) of Regulation S-B.

 Name                    Age        Positions             Period of Service

Aleron H. Larson, Jr.*    54    Chairman of the Board,        May 1987
                                Chief Executive Officer,     to Present
                                Secretary, Treasurer,
                                and a Director

Roger A. Parker*          38    President and a Director     May 1987
                                                            to Present

Terry D. Enright*         50    Director                    November 1987
                                                             to Present

Jerrie F. Eckelberger*    55    Director                   September 1996
                                                             to Present

Kevin K. Nanke            34    Chief Financial            December 1999
                                    Officer                  to Present

     * nominees for re-election as directors.

    The following is additional biographical information as to the business experience of each of our current officers and directors.

     Aleron H. Larson, Jr., age 54, has operated as an independent in the oil and gas industry individually and through public and private ventures since 1978. From July of 1990 through March 31, 1993, Mr. Larson served as the Chairman, Secretary, CEO and a Director of Underwriters Financial Group, Inc. ("UFG") (formerly Chippewa Resources Corporation), a public company then listed on the American Stock Exchange which presently owns approximately 12.11% of the outstanding equity securities of Delta. Subsequent to a change of control, Mr. Larson resigned from all positions with UFG effective March 31, 1993. Mr. Larson serves as Chairman, CEO, Secretary, Treasurer and Director of Amber Resources Company ("Amber"), a public oil and gas company which is our majority-owned subsidiary. He has also served, since 1983, as the President and Board Chairman of Western Petroleum Corporation, a public Colorado oil and gas company which is now inactive. Mr. Larson practiced law in Breckenridge, Colorado from 1971 until 1974. During this time he was a member of a law firm, Larson & Batchellor, engaged primarily in real estate law, land use litigation, land planning and municipal law. In 1974, he formed Larson & Larson, P.C., and was engaged primarily in areas of law relating to securities, real estate, and oil and gas until 1978. Mr. Larson received a Bachelor of Arts degree in Business Administration from the University of Texas at El Paso in 1967 and a Juris Doctor degree from the University of Colorado in 1970.

     Roger A. Parker, age 38, served as the President, a Director and Chief Operating Officer of Underwriters Financial Group from July of 1990 through March 31, 1993. Mr. Parker resigned from all positions with UFG effective March 31, 1993. Mr. Parker also serves as President, Chief Operating Officer and Director of Amber. He also serves as a Director and Executive Vice President of P & G Exploration, Inc., a private oil and gas company (formerly Texco Exploration, Inc.). Mr. Parker has also been the President, a Director and sole shareholder of Apex Operating Company, Inc. since its inception in 1987. He has operated as an independent in the oil and gas industry individually and through public and private ventures since 1982. He was at various times, from 1982 to 1989, a Director, Executive Vice President, President and shareholder of Ampet, Inc. He received a Bachelor of Science in Mineral Land Management from the University of Colorado in 1983. He is a member of the Rocky Mountain Oil and Gas Association and the Independent Producers Association of the Mountain States (IPAMS).

     Terry D. Enright, age 50, has been in the oil and gas business since 1980. Mr. Enright was a reservoir engineer until 1981 when he became Operations Engineer and Manager for Tri-Ex Oil & Gas. In 1983, Mr. Enright founded and is President and a Director of Terrol Energy, a private, independent oil company with wells and operations primarily in the Central Kansas Uplift and D-J Basin. In 1989, he formed and became President and a Director of a related company, Enright Gas & Oil, Inc. Since then, he has been involved in the drilling of prospects for Terrol Energy, Enright Gas & Oil, Inc., and for others in
Colorado, Montana and Kansas. He has also participated in brokering and buying of oil and gas leases and has been retained by others for engineering, operations, and general oil and gas consulting work. Mr. Enright received a B.S. in Mechanical Engineering with a minor in Business Administration from Kansas State University in Manhattan, Kansas in 1972, and did graduate work toward an MBA at Wichita State University in 1973. He is a member of the Society of Petroleum Engineers and a past member of the American Petroleum Institute and the American Society of Mechanical Engineers.

     Jerrie F. Eckelberger, age 55, is an investor, real estate developer and attorney who has practiced law in the State of Colorado for 28 years. He graduated from Northwestern University with a Bachelor of Arts degree in 1966 and received his Juris Doctor degree in 1971 from the University of Colorado School of Law. From 1972 to 1975, Mr. Eckelberger was a staff attorney with the eighteenth Judicial District Attorney's Office in Colorado. From 1982 to 1992 Mr. Eckelberger was the senior partner of Eckelberger & Feldman, a law firm with offices in Englewood, Colorado. In 1992, Mr. Eckelberger founded
Eckelberger & Associates of which he is still the principal member. Mr. Eckelberger previously served as an officer, director and corporate counsel for Roxborough Development Corporation. Since March 1996, Mr. Eckelberger has acted as President and Chief Executive Officer of 1998, Ltd., a Colorado corporation actively engaged in the development of real estate in Colorado. He is the Managing Member of The Francis Companies, L.L.C., a Colorado limited liability company, which actively invests in real estate and has been since June, 1996. Additionally, since November, 1997, Mr. Eckelberger has served as the Managing Member of the Woods at Pole Creek, a Colorado limited liability company, specializing in real estate development.

      Kevin K. Nanke, age 34, Chief Financial Officer, joined Delta in April 1995. Since 1989, he has been involved in public and private accounting with the oil and gas industry. Mr. Nanke received a Bachelor of Arts in Accounting from the University of Northern Iowa in 1989. Prior to working with Delta, he was employed by KPMG LLP. He is a member of the Colorado Society of CPA's and the Council of Petroleum Accounting Society. Mr. Nanke is not a nominee for election as a director.

     There is no family relationship among or between any of our Directors.

     Messrs. Enright and Eckelberger serve as the audit committee
and   as   the  compensation  committee.   Messrs.  Enright   and
Eckelberger also constitute our Incentive Plan Committee for the Delta 1993 Incentive Plan.

     All directors will hold office until the next annual meeting of shareholders.

     All  of  our officers will hold office until the next annual
directors'  meeting.   There is no arrangement  or  understanding
among or between any such officer or any person pursuant to which such officer is to be selected as one of our officers.

               BOARD OF DIRECTORS AND COMMITTEES

     During fiscal year 1999 our Board of Directors met on nine occasions either in person or by phone or in lieu thereof acted by consent. Our Board has appointed three committees: the Audit, Compensation, and Incentive Plan Committees. The non-employee directors, Messrs. Eckelberger and Enright, currently serve on all three committees and both are necessary to constitute a quorum. During fiscal year 1999 our Compensation Committee met on one occasion, our Audit Committee on one occasion, and our Incentive Plan Committee on three occasions, either in person or by phone or, in lieu thereof, acted by consent.

     Our Compensation Committee makes recommendations to our Board in the area of executive compensation. Our Audit Committee is appointed for the purpose of overseeing and monitoring our independent audit process. It is also charged with the responsibility for reviewing all related party transactions for potential conflicts of interest. The Incentive Plan Committee is charged with the responsibility for selecting individual employees to be issued options and other grants under our 1993
Incentive Plan, as amended. Members of the Incentive Plan Committee, as non-employee directors, are automatically awarded options on an annual basis under a fixed formula under our 1993 Incentive Plan, as amended. (See "Compensation of Directors").


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                  SHAREHOLDERS AND MANAGEMENT

     (a)  Security Ownership of Certain Beneficial Owners:

          The following table presents information concerning persons known by us to own beneficially 5% or more of our issued and outstanding voting securities at January 5, 2000.

                      Name and Address      Amount and Nature
                       of Beneficial          of Beneficial         Percent
Title of Class (1)        Owner                  Ownership       of Class (2)

Common  Stock         Aleron H. Larson, Jr.  1,870,180 shares(3)    22.77%
(includes options     555 17th St., #3310
for common stock      Denver, CO 80202
and common stock
of others voted under
voting agreements)

Common Stock          Roger A. Parker        1,859,130 shares(4)    22.76%
(includes options     555 17th St., #3310
for common stock      Denver, CO 80202
and common stock
of others voted under
voting agreements)

Common Stock          Aleron H. Larson, Jr.  2,604,430 shares(5)    29.52%
(includes options       & Roger A. Parker
for common stock       (as a group)
and common stock       555 17th Street, #3310
of others voted        Denver, CO 80202
under
voting agreements)

Common Stock          Underwriters Financial   914,880 shares(6)   12.11%
                          Group, Inc.
                      C/O Eva Poseman, Trustee
                      230 Park Avenue, #2525
                      New York, NY 10169

Common Stock          Burdette A. Ogle           761,891 shares(7)    9.95%
(includes options     1224 Coast Village Rd, #24
for common stock)     Santa Barbara, CA 93108

Options for           GlobeMedia AG              570,000 shares(8)    7.02%
common stock          Immanuel Hohlbauch
                      Strasse 41
                      Goppingen/Germany

Common Stock          Evergreen Resources, Inc.  526,394 shares       6.97%
                      1401 17th Street, Suite 1200
                      Denver, CO 80202

Common Stock          Bank Leu AG                428,000 shares(9)    5.67%
                      Bahnhofstrasse 32
                      8022 Switzerland


    (1) We have an authorized capital of 300,000,000 shares of $.01 par value Common Stock of which 7,551,902 shares were issued and outstanding as of January 5, 2000. We also have an authorized capital of 3,000,000 shares of $.10 par value preferred stock of which no shares were outstanding at January 5, 2000.

    (2) The percentage set forth after the shares listed for each beneficial owner is based upon total shares of common stock outstanding at January 5, 2000 of 7,551,902. The percentage set forth after each beneficial owner is calculated as if any warrants and/or options owned had been exercised by such beneficial owner and as if no other warrants and/or options owned by any other beneficial owner had been exercised. Warrants and options are aggregated without regard to the class of warrant or option.

    (3) Includes 81,800 shares owned by Mr. Larson's wife and 4,000 shares owned by his children (85,800 in aggregate); and 559,500 options to purchase 559,500 shares of Common Stock at $0.05 per share until September 1, 2008 for 459,500 of the options and until December 1, 2008 for 100,000 of the options. Also includes options to purchase 100,000 shares of common stock at $1.75 until November 5, 2009. Also includes 914,880 shares owned by Underwriters Financial Group, Inc. and 210,000 shares owned by the previous shareholders of Ambir Properties, Inc. for which Mr. Larson has shared voting power with Mr. Parker but for which he has no investment power. The duration of the voting agreements affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) are until December 31, 2002.

    (4) Includes 123,587 shares owned by Mr. Parker directly and 510,663 options to purchase 510,663 shares of Common Stock at $0.05 per share until September 1, 2008 for 320,977 of the options, until December 1, 2008 for 100,000 of the options and until May 20, 2009 for 89,686 of the options. Also includes options to purchase 100,000 shares of common stock at $1.75 until
         November 5, 2009. Also includes 914,880 shares owned by Underwriters Financial Group, Inc. and 210,000 shares owned by the previous shareholders of Ambir Properties, Inc. for which Mr. Parker has shared voting power with Mr. Larson but for which he has no investment power. The duration of the voting agreements affecting the aforementioned shares voted by Messrs. Larson and Parker (unless the shares are sold to non-affiliates) are until December 31, 2002.

    (5) Includes all warrants, options and shares referenced in footnotes (3) and (4) above as if all warrants and options were exercised and as if all resulting shares, including shares covered by the above referenced voting agreements, were voted as a group.

    (6) These shares are subject to the voting agreements referenced in footnotes (3) and (4) above.

    (7)  Includes  635,264  shares owned by  Mr.  Ogle  directly,
         26,627 shares owned beneficially by Sunnyside Production Company, and warrants to purchase 100,000 shares of Common Stock at $3.00 per share until August 31, 2004, with a call provision whereby we may repurchase any unexercised warrants for an aggregate sum of $1,000 after our stock has traded for $6.00 per share or greater for 30 consecutive trading days.

     (8) Consists of options to purchase 70,000 shares of Common Stock at $1.75 per share until April 29, 2000; options to purchase Common Stock for periods beginning with the effective date of a registration statement covering the common shares underlying the options as follows:
          100,000  shares  at  $2.00 per share  for  six  months;
          100,000  shares  at  $2.50 per share  for  six  months;
          100,000  shares  at $3.00 per share  for  nine  months;
          100,000 shares at $3.50 per share for twelve months; and 100,000 shares at $4.00 per share for twelve months.

     (9) Shares are held by Bank Leu AG as nominee for various beneficial owners, none of which owns beneficially greater than 5% of our stock. Bank Leu AG holds record title only and does not have voting or investment power for the shares.

    (b)  Security Ownership of Management:

                                          Amount and Nature
 Title of        Name of Beneficial         of Beneficial        Percent
 Class (1)         Owner                      Ownership         of Class(2)

Common Stock     Aleron H. Larson, Jr.    1,870,180 shares(3)      22.77%
Common Stock     Roger A. Parker          1,859,130 shares(4)      22.76%
Common Stock     Kevin K. Nanke             323,900 shares(5)       4.11%
Common Stock     Terry D. Enright            46,250 shares(6)       0.61%
Common Stock     Jerrie F. Eckelberger       18,125 shares(7)       0.24%
Common Stock     Officers and Directors   2,992,705 shares(8)      32.49%
                 as a Group (5 persons)

     (1) See Note (1) to preceding table; includes options and common stock of others voted under voting agreements.
     (2)  See Note (2) to preceding table
     (3)  See Note (3) to preceding table
     (4)  See Note (4) to preceding table

     (5) Consists of options to purchase 98,900 shares of common stock at $1.125 per share until September 1, 2008; options to purchase 25,000 shares of Common Stock at
          $1.5625 per share until December 12, 2008; options to purchase 100,000 shares of Common Stock at $1.75 per share until May 12, 2009; options to purchase 75,000 shares of Common Stock at $1.75 per share until November 5, 2009; and options to purchase 25,000 shares of Common Stock at $.01 per share until December 30, 2009.

     (6) Includes 5,000 Class D Warrants to purchase shares of Common Stock at $1.25 per share until April 26, 2000; 10,000 Class I warrants to purchase shares of Common Stock at $3.50 per share until June 9, 2003; 7,500 options to purchase shares of Common Stock at $3.30 per share until November 11, 2006; 7,500 options to purchase shares of Common Stock at $3.15 per share until December 31, 2006, 7,500 options to purchase shares of Common stock at $1.88 per share until December 31, 2007, and 8,750 options to purchase shares of Common Stock at $1.36 per share until August 30, 2009.

     (7) Includes 1,875 options to purchase shares of Common Stock at $2.98 per share until December 31, 2006, 7,500 options to purchase shares of Common stock at $1.88 per share until December 31, 2007 and 8,750 options to purchase shares of Common Stock at $1.36 per share until August 30, 2009.

     (8) Includes 914,880 shares owned by UFG and 210,000 shares owned by the previous shareholders of Ambir Properties, Inc. as of November 10, 1999 which are voted by Messrs. Larson and Parker under voting agreements described in footnotes (3) and (4) above and includes all warrants and options referenced in footnotes (3), (4), (5) and
          (6) above.

                          EXECUTIVE COMPENSATION
                        SUMMARY COMPENSATION TABLE
                           ANNUAL COMPENSATION

                                                             LONG TERM
                                                             COMPENSATION
                              ANNUAL COMPENSATION               AWARDS
                                                             SECURITIES
                                                             UNDERLYING
NAME AND                                                     OPTIONS/          ALL OTHER
PRINCIPAL POSITION         PERIOD    SALARY(1)    BONUS      SARS(#)        COMPENSATION($)

Aleron H. Larson, Jr.
Chairman, CEO, Secretary, Year Ended
Treasurer and Director    6/30/99     $198,000    $105,000     559,500(2)        -0-
                          Year Ended
                          6/30/98      198,000       -0-       275,000(4)        -0-
                          Year Ended
                          6/30/97      198,000      55,000     100,000(4)(5)     -0-


Roger A. Parker
President, Chief
Operating               Year Ended
Officer and Director     6/30/99      $198,000    $105,000     510,663(3)        -0-
                        Year Ended
                         6/30/98       198,000       -0-       253,427(4)        -0-
                        Year Ended
                         6/30/97       198,000     55,000      100,000(4)(5)     -0-



     (1) Includes reimbursement of certain expenses.

     (2) Represents all options held by individual at June 30, 1999. Includes 459,500 previously granted options and 100,000 options granted during fiscal 1999 for which the exercise price was repriced during fiscal 1999 to $0.05 per share and the expiration date extended to 9/01/08 for 459,500 options and to 12/01/08 for 100,000 options.

     (3) Represents all options held by individual at June 30, 1999. Includes 320,977 previously granted options and 100,000 options granted during fiscal 1999 for which the exercise price was repriced during fiscal 1999 to $0.05 per share and the expiration date extended to 9/01/08 for 320,977 options and to 12/01/08 for 100,000 options. Also includes a grant of options to purchase 89,686 shares of common stock at $0.05 per share until 5/20/09.

     (4) Previously granted options: exercise price repriced from $3.25 to $1.66 and expiration date extended until December 8, 2007 during fiscal year 1998 and repriced again in 1999 as described in Notes 2 and 3 above. These options are included in the options described in Notes 2 and 3 above.

     (5) Options to purchase 100,000 shares of Common Stock at $3.25 per share during August 30, 2006 granted under fiscal year 1997 under our 1993 Incentive Plan. These options are included in the options described in Notes 2 and 3 above.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                        INDIVIDUAL GRANTS

                                        PERCENT
                        NUMBER OF       OF TOTAL
                       SECURITIES     OPTIONS/SAR'S                   MARKET
                       UNDERLYING      GRANTED TO        EXERCISE     PRICE ON
                      OPTIONS/SAR's    EMPLOYEES         OR BASE       DATE  OF     EXPIRATION
 NAME                   GRANTED      IN FISCAL YEAR      PRICE($/sh)   GRANT($/sh)     DATE

Aleron H. Larson, Jr.   459,500(1)      42.94%            $0.05        $2.0625       09/01/08
                        100,000(1)       9.34%             0.05         2.0625       12/01/08


Roger A. Parker         320,977(2)      29.99%            $0.05        $2.0625       09/01/08
                        100,000(2)       9.34%             0.05         2.0625       12/01/08
                         89,686(2)       8.38%             0.05         2.0625       05/20/09

     (1) Includes 459,500 previously granted options and 100,000 options granted during fiscal 1999 for which the exercise price was repriced during fiscal 1999 to $0.05 per share and the expiration date extended to 9/01/08 for 459,500 options and to 12/01/08 for 100,000 options. Represents all options held by individual.

     (2) Includes 320,977 previously granted options and 100,000 options granted during fiscal 1999 for which the exercise price was repriced during fiscal 1999 to $0.05 per share and the expiration date extended to 9/01/08 for 320,977 options and to 12/01/08 for 100,000 options. Also includes a grant of options to purchase 89,686 shares of common stock at $0.05 per share until 5/20/09. Represents all options held by individual.


        AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR
                    AND FY-END OPTION/VALUES

                                                        NUMBER OF
                                                       SECURITIES           VALUE OF
                                                       UNDERLYING         UNEXERCISED
                                                      UNEXERCISED         IN-THE-MONEY
                                                        OPTIONS           OPTIONS
                          SHARES                          AT                  AT
                         ACQUIRED                    JUNE 30, 1998(#)     JUNE 30, 1998 ($)
                            ON           REALIZED      EXERCISABLE/       EXERCISABLE/
NAME                    EXERCISE (#)       $          UNEXERCISABLE       UNEXERCISABLE

Aleron  H. Larson, Jr.     -0-           -0-            559,500/0        $1,370,775/0
CEO

Roger A. Parker            -0-           -0-            510,663/0        $1,251,124/0
President

    Compensation of Directors.

    Effective for calendar year 1999 the shareholders approved an amendment to our 1993 Incentive Plan which provided a new formula for the compensation of non-employee directors. As a consequence non-employee directors were compensated under the old formula for the first six months of fiscal 1999 (July 1998 through December 1998) and under the new formula for the remainder of fiscal 1999 (January 1999 through June 1999).

    As a result of elections made by non-employee directors under these formulas we granted options to non-employee directors as follows:

                                Number        Exercise       Expiration
    Director                  Of Options       Price            Date

Terry  D. Enright               8,750          $1.36         8/30/2009
Jerrie  F. Eckelberger          8,750           1.36         8/30/2009

    In addition, the outside non-employee directors are each paid $500.00 per month. Jerrie F. Eckelberger and Terry D.
Enright were each paid $6,000 during the year ended June 30, 1999.

    Employment  Contracts  and  Termination  of  Employment   and
Change-in-Control Agreement.

    On April 10, 1998, our Compensation Committee authorized us enter into employment agreements with our Chairman and President which employment agreements replaced and superseded the prior employment agreements with these persons. Under the employment agreements our Chairman and President each receive a salary of $198,000 per year. Their employment agreements have five-year terms and include provisions for cars, parking and health insurance. Terms of their employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event we have a change in control, as defined in our 1993 Incentive Plan, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the employment agreements. Also in the event of a change of control and irrespective of any resulting termination, we will immediately cause all of each employee's then outstanding unexercised options to be exercised by us on behalf of the employee and we will pay the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

    Report on Repricing of Options.

    Our Compensation Committee/Incentive Plan Committee reported that options to purchase shares which were previously awarded under our Incentive Plan were repriced as indicated in the accompanying tables and footnotes thereto in this section. Options for other employees were also repriced coincident with the repricing of options for the named executive officers. Options were repriced to provide additional incentive to officers and employees to continue to improve our performance and value and as a reward for past employee contributions and in connection with a certain loan and personal guarantees by our officers. See "Certain Relationships and Related Transactions".

    Retirement Savings Plan.

    During 1997 we began sponsoring a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan available to companies with fewer than 100 employees. Under the SIMPLE IRA plan, our employees may make annual salary reduction contributions of up to three percent (3%) of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. We will make matching contributions on behalf of employees who meet certain eligibility requirements. During the fiscal year ended June 30, 1999, we contributed $16,631 under the Plan.


    REPORT OF THE COMPENSATION AND INCENTIVE PLAN COMMITTEES
                 REGARDING COMPENSATION ISSUES

    The objective of our Compensation Committee is to design our executive compensation program to enable us to attract, retain and motivate executive personnel deemed necessary to maximize return to shareholders. The fundamental concept of the program is to align the amount of an executive's total compensation with his contribution to our success in creating shareholder value.

    In furtherance of this objective, the Compensation Committee has determined that the program should have the following components:

    Base Salaries: Our Committee believes that we should offer competitive base salaries to enable us to attract, motivate and retain capable executives. Our Committee has in the past determined levels of the base compensation using published compensation surveys and other information for energy and similar sized companies. Our Committee may or may not use such surveys or other information to determine levels of base compensation in the future.

    Long-Term Incentives: Our Committee believes that long-term compensation should comprise a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives that encourage our executive officers to own and hold our stock and tie their long-term economic interests directly to those of our shareholders. Long-term compensation can be provided in the form of restricted stock or stock options or other grants under our 1993 Incentive Plan, as amended.

    With specific reference to our Chairman/Chief Executive Officer and our President, our Committee attempts to exercise great latitude in setting salary and bonus levels and granting stock options. Philosophically, our Committee attempts to relate executive compensation to those variables over which the individual executive generally has control. These officers have the primary responsibility for improving shareholder value for us.

    Our Committee believes that its objective of linking executive compensation to corporate performance results in alignment of compensation with corporate goals and shareholder interest. When performance goals are met or exceeded, shareholder value is increased and executives are rewarded commensurately. Corporate performance includes circumstances that will result in long-term increases in shareholder value notwithstanding that such circumstances may not be reflected in the immediate increase in our profits or share price. It is our Committee's objective to emphasize and promote long-term growth of shareholder value over short-term, quarter to quarter performance whenever these two concepts are in conflict. Our Committee believes that compensation levels during 1999 adequately reflect our compensation goals and policies.

    In  1993,  the  Internal  Revenue Code  was  amended  to  add section 162(m), which generally disallows a tax deduction for compensation paid to senior executive officers in excess of $1 million per person in any year. Excluded from the $1 million limitation is compensation which meets pre-established performance criteria or results from the exercise of stock options which meet certain criteria. While we generally intend to qualify payment of compensation under section 162(m), we reserve the right to pay compensation to our executives from time to time that may not be tax deductible.

    COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE
                          ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file initial reports of securities ownership of the Company and reports of changes in ownership of our equity securities of the Company with the Securities and Exchange Commission ("SEC"). Such persons also are required by SEC regulation to furnish us with copies of all
Section 16(a) forms they file.

        To our knowledge, during the fiscal year ended June 30, 1999, our officers and directors complied with all applicable
Section 16(a) filing requirements. These statements are based solely on a review of the copies of such reports furnished to us by our officers and directors and their written representations that such reports accurately reflect all reportable transactions.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    (a) Effective October 28, 1992, we entered into a five year consulting agreement with Burdette A. Ogle and Ronald Heck which provides for an aggregate fee to the two of them of $10,000 per month. We agreed to extend this agreement for one year during the 1998 fiscal year and, subsequent to June 30, 1998, agreed to extend it through December 1, 1999. At January 5, 2000, Messrs. Ogle and Heck own beneficially 9.95% and 3.3%, respectively, of our outstanding Common Stock. To our best knowledge and belief, the consulting fee paid to Messrs. Ogle and Heck is comparable to those fees charged by Messrs. Ogle and Heck to other companies owning interests in properties offshore California for consulting services rendered to those other companies with respect to their own offshore California interests. It is our understanding that, in the aggregate, Mr. Ogle represents, as a consultant, a significant percentage of all of the ownership interests in the various properties that are located in the same general vicinity of our offshore California properties. Mr. Ogle also consults with and advises us relative to properties in areas other than offshore California, relative to potential property acquisitions and with respect to our general oil and gas business. It is our opinion that the fees paid to Messrs. Ogle and Heck for the services rendered are comparable to fees that would be charged by similarly qualified non-affiliated persons for similar services.

    (b) Effective February 24, 1994, at the time Ogle was the owner of 21.44% of our stock, he granted us an option to acquire working interests in three undeveloped offshore Santa Barbara, California, federal oil and gas units. In August 1994, we issued a warrant to Ogle to purchase 100,000 shares of our common stock for five years at a price of $8 per share in consideration of the agreement by Ogle to extend the expiration date of the option to January 3, 1995. On January 3, 1995, we exercised the option from Ogle to acquire the working interests in three proved undeveloped offshore Santa Barbara, California, federal oil and gas units. The purchase price of $8,000,000 is represented by a production payment reserved in the documents of Assignment and Conveyance and will be paid out of three percent (3%) of the oil and gas production from the working interests with a requirement for minimum annual payments. We paid Ogle $1,550,000 through fiscal 1999 and are to continue to pay a minimum of $350,000 annually until the earlier of: 1) when the production payments accumulate to the $8,000,000 purchase price;
2) when 80% of the ultimate reserves of any lease have been produced; or 3) 30 years from the date of the conveyance. Under the terms of the agreement, we may reassign the working interests to Ogle upon notice of not more than 14 months nor less than 12 months, thereby releasing us of any further obligations to Ogle after the reassignment.

         On December 17, 1998, we amended our Purchase and Sale Agreement with Ogle dated January 3, 1995. As a result of this amended agreement, at the time of each minimum annual payment we will be assigned an interest in the three undeveloped offshore Santa Barbara, California, federal oil and gas units proportionate to the total $8,000,000 production payment. Accordingly, the annual $350,000 minimum payment is recorded as an addition to undeveloped offshore California properties. In addition, pursuant to this agreement, we extended and repriced the previously issued warrant to purchase 100,000 shares of our common stock. Prior to fiscal 1999, the minimum royalty payment was expensed in accordance with the purchase and sale agreement with Ogle dated January 3, 1995. As of June 30, 1999, we have paid a total of $1,550,000 in minimum royalty payments.

         The terms of the original transaction and the amendment with Mr. Ogle were arrived at through arms-length negotiations initiated by our management. We are of the opinion that the transaction is on terms no less favorable to us than those which could have been obtained from non-affiliated parties. No independent determination of the fairness and reasonableness of the terms of the transaction was made by any outside person.

    (c) On February 12, 1996, our Board of Directors granted Aleron H. Larson, Jr. and Roger A. Parker, our Chairman and President, respectively, the right to participate on a non-promoted basis in up to a five percent (5%) working interest in any well drilled, re-entered, completed or recompleted by us on
our  acreage  (provided  that  any  well  to  be  re-entered   or
recompleted is not then producing economic quantities of hydrocarbons). Prior to commencement of the work on any such well, Messrs. Larson and Parker are required to pay us the unpromoted cost thereof as estimated by our consulting engineers.

    (d) On April 10, 1998, our Compensation Committee authorized us to enter into employment agreements with our Chairman and President, which employment agreements replaced and superseded the prior employment agreements with such persons. The employment agreements have five year terms and include provisions for cars, parking and health insurance. Terms of the employment agreements also provide that the employees may be terminated for cause but that in the event of termination without cause or in the event we have a change in control, as defined in our 1993 Incentive Plan, as amended, then the employees will continue to receive the compensation provided for in the employment agreements for the remaining terms of the employment agreements. Also in the event of a change of control and irrespective of any resulting termination, we will immediately cause all of each employee's then outstanding unexercised options to be exercised by us on behalf of the employee with us paying the employee's federal, state and local taxes applicable to the exercise of the options and warrants.

    (e) As of June 30, 1998, we were owed $22,306 by our President, Roger A. Parker, which amount was paid in full during fiscal 1999.

    (f) During the fiscal year ended June 30, 1998, Mr. Parker exercised options to purchase 32,000 shares of our Common Stock. The exercise price for the options was $1.25 and the then current market of our Common Stock was $3.875. Payment for these shares of Common Stock purchased upon the exercise of an option was made in shares of our Common Stock previously owned by Mr. Parker pursuant to our 1993 Incentive Plan, as amended. As a result of this transaction, we recorded the 10,323 shares of our common stock reacquired at cost, which shares were subsequently retired.

    (g) On January 6, 1999, we and our Compensation Committee authorized our officers to purchase shares of the securities of another company, Bion Environmental Technologies, Inc. ("Bion"), which were held by us as "securities available for sale", at the market closing price on that date not to exceed $105,000 per officer. Our Chairman, Aleron H. Larson, Jr., purchased 29,900 shares of Bion from us for $89,032.

    (h) Our officers, Aleron H. Larson, Jr., Chairman and CEO, and Roger A. Parker, President, loaned us $1,000,000 to make our June 8, 1999 payment to Whiting Petroleum Corporation ("Whiting") required under our agreement with Whiting, also dated June 8, 1999 to acquire Whiting's interests in the Point Arguello Unit and the adjacent Rocky Point Unit. In connection with this loan, Mr. Parker was issued options under our 1993 Incentive Plan, as amended, to purchase 89,868 shares at $.05 per share and the exercise prices of the existing options of Messrs. Parker and Larson were reduced to $.05 per share. (See Form 8-K/A dated June 9, 1999.)

    (i) We operate wells in which our officers or employees or companies affiliated with one of them own working interests. At June 30, 1999 we had $116,855 of receivables from these related parties (including affiliated companies) primarily for drilling costs and lease operating expenses on wells operated by us.

              APPOINTMENT OF INDEPENDENT AUDITORS
                   (Proposal 2 of the Proxy)

    Subject to ratification by our shareholders, the Board has designated the firm of KPMG LLP, Suite 2300, 707 17th Street, Denver, Colorado 80202, as independent auditors to examine and audit our financial statements for the fiscal year 2000. This firm has audited our financial statements for five years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give our shareholders the final choice in the designation of auditors. The Board will be governed by the decision of a majority of the votes entitled to be cast. A majority of the votes represented at the Annual Meeting by shares of Common Stock entitled to vote is required to ratify the appointment of KPMG LLP.

    A  representative of KPMG LLP will be present at  the  Annual
Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

    The Board of Directors recommends a vote FOR this proposal.


                     SHAREHOLDER PROPOSALS

    Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 2000 Annual Meeting of Shareholders must be received by Aleron H. Larson, Jr., Secretary, at 555 17th Street, Suite 3310, Denver, Colorado 80202, no later than September 1, 2000.

                   GENERAL AND OTHER MATTERS

    The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be represented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their judgment on such matters.

    The cost of preparing, assembling, and mailing this Proxy Statement, the enclosed proxy card and the Notice of the Annual Meeting will be paid by us. Additional solicitation by mail, telephone, telegraph or personal solicitation may be done by our directors, officers, and regular employees. Such persons will receive no additional compensation for such services. Brokerage houses, banks and other nominees, fiduciaries and custodians nominally holding shares of Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by us for their reasonable expenses.

    Available Information. Upon request of any shareholder, our Annual Report for the year ended June 30, 1999 filed with the SEC on Form 10-KSB, including financial statements, will be sent to the shareholder without charge by first class mail within one business day of receipt of such request. All requests should be addressed to our Secretary at 555 17th Street, Suite 3310, Denver, Colorado 80202 or by telephone (303) 293-9133.

    You  are urged to complete, sign, date and return your  proxy
promptly.   You may revoke your proxy at any time  before  it  is
voted.   If  you attend the Annual Meeting, as we hope you  will,
you may vote your shares in person.

                                 By order of the Board of Directors


                                   s/Aleron H. Larson, Jr.

                                  Aleron H. Larson, Jr.
                                  Chairman/CEO
January 25, 2000




                       DELTA PETROLEUM CORPORATION
                                PROXY
          THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Aleron H. Larson, Jr. and Roger A. Parker, or each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Delta Petroleum Corporation, to be held in the corporate offices of the Company at 555 17th Street, Suite 3310, Denver, Colorado 80202 on Thursday, March 30, 2000, at 10:00 a.m. (local time), and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

                                                       (Check One)
                                                 For     Against   Abstain
Proposal 1:  To approve the four nominees
             to the Board of Directors:
                Aleron  H.  Larson,  Jr.         [  ]       [  ]     [  ]
                Roger A. Parker                  [  ]       [  ]     [  ]
                Terry   D.  Enright              [  ]       [  ]     [  ]
                Jerrie   F.  Eckelberger         [  ]       [  ]     [  ]

Proposal 2:    To ratify the appointment of
               KPMG LLP as independent
                  auditors:                      [  ]       [  ]     [  ]


     In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof. Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. All prior proxies are revoked. This Proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy Statement.



Signature                                Signature (if jointly held)


Print Name                               Print Name


Dated                                    Dated

     (Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. For joint accounts, each joint owner should sign.)

     PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.